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                                 Exhibit 23 (i)


                               Opinion of Counsel


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                                      C-6

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                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                              Internet www.phjw.com


                                  May 19, 1999


Montgomery Asset Management, LLC
101 California Street
San Francisco, California 94111

Attn:  Ms. Downey Hebble

         Re:    The Montgomery Funds II (the "Registrant"):
                Montgomery Institutional Series: International Growth Portfolio, Montgomery Institutional Series: Emerging Markets Focus Portfolio, Montgomery Institutional Series: Macro Cap Systematic Value Portfolio,
                Montgomery Institutional Series: Small Cap Systematic Value Portfolio, and Montgomery Global Long-Short Fund

Ladies and Gentlemen:

         We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion given on October 26, 1998 (the "Prior Opinion") respecting the legality of the shares of beneficial interest for the following series of The Montgomery Funds II: Montgomery Institutional
Series:   International  Growth  Portfolio,   Montgomery  Institutional  Series:
Emerging Markets Focus Portfolio, Montgomery Institutional Series: Macro Cap Systematic Value Portfolio, Montgomery Institutional Series: Small Cap Systematic Value Portfolio, and Montgomery Global Long-Short Fund.

         The Prior Opinion was filed as an exhibit to Post-Effective Amendment No. 37 filed with the Commission on October 29, 1998.


                                                   Very truly yours,

                                          Paul, Hastings, Janofsky & Walker LLP